SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              THE YORK GROUP, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                              THE YORK GROUP, INC.
                          8554 KATY FREEWAY, SUITE 200
                              HOUSTON, TEXAS 77024

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1999

                            ------------------------

To the Stockholders of
  The York Group, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The York Group, Inc. will be held at the York International Merchandising Center, 1717 St. Charles Avenue, New Orleans, Louisiana 70130 at 1:00 p.m., local time, on Friday, May 7, 1999, for the following purposes:

          1. To elect six persons to serve as directors on the Board of Directors until the 2000 annual meeting of stockholders and until their successors have been elected and have qualified.

          2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 12, 1999 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof. Stockholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to complete, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors
                                          Cristen L. Cline, SECRETARY

Houston, Texas
March 30, 1999

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                              THE YORK GROUP, INC.
                          8554 KATY FREEWAY, SUITE 200
                              HOUSTON, TEXAS 77024

                      ------------------------------------

                                PROXY STATEMENT

                      ------------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The York Group, Inc., a Delaware corporation ("York" or the "Company"), for use at its annual meeting of stockholders to be held on Friday, May 7, 1999, at the York International Merchandising Center, 1717 St. Charles Avenue, New Orleans, Louisiana 70130 at 1:00 p.m. local time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy, Notice and Proxy Statement are being mailed to stockholders on or about April 5, 1999.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 8554 Katy Freeway, Suite 200, Houston, Texas 77024, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A PROXY RECEIVED BY THE COMPANY WHICH DOES NOT WITHHOLD AUTHORITY TO VOTE OR ON WHICH NO SPECIFICATION HAS BEEN INDICATED WILL BE VOTED (I) FOR ELECTION OF THE NOMINEES NAMED HEREIN TO THE BOARD OF DIRECTORS OF THE COMPANY, AND (II) IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice accompanying this Proxy Statement.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors of the Company (the "Board") has fixed the close of business on March 12, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, 8,930,950 shares of common stock, par value $0.01 per share, of the Company ("Common Stock") were outstanding. The holders of such shares will be entitled to one vote for each share of Common Stock held of record on that date for each proposition presented at the Annual Meeting.

              STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of March 12, 1999, unless otherwise specified, by (i) each director and Named Executive Officer (as defined herein), and (ii) all directors and executive officers of the Company as a group:

                  NAME                      NUMBER        PERCENT
----------------------------------------  -----------     -------
Bruce E. Elder(1).......................      619,600        6.9%
  394 Olivewood Court
  Rochester, Michigan 48306
Elder Group, Inc........................      619,600        6.9%
  394 Olivewood Court
  Rochester, Michigan 48306
Eldon P. Nuss(2)........................       55,000        *
Kirk P. Pendleton(3)....................       37,000        *
Robert T. Rakich(4).....................       16,000        *
Roger W. Sevedge(5).....................      329,104        3.7%
Bill W. Wilcock(6)......................      263,300        2.9%
Paul B. Wilson(7).......................        6,000        *
Alfred M. Turner III(8).................        3,300        *
Gerald D. Runnels(9)....................      246,252        2.8%
Gerard K. Nichols(10)...................       51,500        *
Sandra A. Matson(11)....................        1,600        *
All directors and executive officers as
  a group (17 persons)(12)..............    1,690,816       18.3%

------------

   * Less than 1%

 (1) Includes 619,600 shares owned directly by Elder Group, Inc., of which Mr. Bruce Elder is President.

 (2) Includes 25,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (3) Includes 35,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (4) Includes 10,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (5) Includes 164,552 shares owned by a revocable living trust of which Mr. Sevedge is sole trustee; 164,552 shares owned by a revocable living trust in the name of Mr. Sevedge's spouse of which Mr. Sevedge's spouse is sole trustee, as to which Mr. Sevedge disclaims beneficial ownership.

 (6) Includes 172,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (7) Includes 5,000 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (8) Includes 3,300 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

 (9) Includes 3,000 shares owned by the spouse of Mr. Runnels, as to which shares Mr. Runnels disclaims beneficial ownership, and 3,300 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

(10) Includes 8,960 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

(11) Includes 1,600 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

(12) Includes an aggregate of 294,320 shares that may be acquired within the next 60 days upon the exercise of outstanding stock options.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 12, 1999, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the Company's Common Stock, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission, other than Bruce E. Elder and Elder Group, Inc., whose beneficial ownership of such Common Stock is described above.

                                        AMOUNT AND NATURE OF
                                             BENEFICIAL           PERCENT
          BENEFICIAL OWNER                  OWNERSHIP(1)          OF CLASS
-------------------------------------   ---------------------    ----------
Pioneer Investment Management,
  Inc................................          662,000             7.4%
  60 State Street
  Boston, MA 02109
Kennedy Capital Management, Inc......          614,800             6.9%
  10829 Olive Blvd.
  St. Louis, MO 63141
First Manhattan Co...................          540,400             6.1%
  437 Madison Avenue
  New York, NY 10022
First Union Corporation..............          472,800(2)          5.3%
  One First Union Center
  Charlotte, NC 28288-0137

------------

(1) Based solely on a Schedule 13G filed with the SEC.

(2) According to the Schedule 13G, First Union Corporation filed the schedule pursuant to Rule 13d-1(b)(ii)(G). The relevant subsidiaries are Evergreen Asset Management Corporation, Lieber & Company and First Union National Bank. Evergreen Asset Management Corporation and Lieber & Company are investment advisors for mutual funds and other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds or other clients. First Union National Bank holds the securities reported in a fiduciary capacity for their respective customers.

                       PROPOSAL -- ELECTION OF DIRECTORS

GENERAL

     Six directors are to be elected at the Annual Meeting. The Company recommends voting for the election of each nominee for director listed below. The persons named in the accompanying proxy intend to vote each properly signed and submitted proxy for the election of each nominee listed below to the Board of Directors unless authority to vote in the election of directors is withheld on such proxy. If, for any reason any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the Board of Directors, or the Board may be reduced accordingly. The Board is not aware of any circumstances likely to render any nominee unavailable for election. Directors are elected by a plurality of votes cast at the Annual Meeting.

     Unless otherwise specified, all properly signed proxies received by the Company will be voted for the election of the nominees listed below to hold office until the 2000 annual meeting of the stockholders and until each of their respective successors is elected and qualified.

               THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES

NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and principal position of each nominee listed on the enclosed proxy for director to hold office until the 2000 annual meeting of stockholders.

                  NAME                     AGE                        POSITION
----------------------------------------   ---    -------------------------------------------------
Robert T. Rakich........................   61     Chairman of the Board
Bill W. Wilcock.........................   55     Chief Executive Officer, President and Director
Bruce E. Elder..........................   69     Director
Eldon P. Nuss...........................   65     Director
Kirk P. Pendleton.......................   59     Director
Roger W. Sevedge........................   62     Director

     ROBERT T. RAKICH has been a director of the Company since April 1996 and has served as Chairman of the Board of Directors since May 1998. Mr. Rakich has served as President and Chief Operating Officer of Business Men's Assurance Co., an insurance and financial services company, since November 1995. Mr. Rakich was President and Chief Executive Officer of Laurentian Capital Corporation, an insurance and financial services firm, from 1987 through November 1995. Mr. Rakich also serves as a director of Business Men's Assurance Company of America, Jones & Babson and BMA Financial Services, Inc.

     BILL W. WILCOCK joined the Company in March 1996 as President and a director and became Chief Executive Officer in October 1996. Mr. Wilcock previously served as President of AlliedSignal Braking Systems Americas from 1991 to 1994 and as Vice President Planning, Automotive Sector, for AlliedSignal, Inc. from 1995 to February 1996.

     BRUCE E. ELDER has been a director of the Company since September 1990. Mr. Elder has served as President of the Elder Group, Inc. since 1972. Mr. Elder is also a director of Vandor Corporation, a York supplier.

     ELDON P. NUSS joined the Company in October 1990 as President and Chief Executive Officer, and served as President until March 1996 and as Chief Executive Officer until October 1996. He has been a director since September 1990 and served as Chairman of the Board from January 1996 to May 1998. Mr. Nuss was President, Chief Executive Officer and a director of PMI Industries, Inc., a Houston-based manufacturer of diverse metal products, from 1975 through June 1990.

     KIRK P. PENDLETON has been a director of the Company since December 1992. Mr. Pendleton is Chairman and Chief Executive Officer of Cairnwood, Inc., a private investment firm, where he has served in various capacities since 1983. He also serves as a director of AMCAP Fund, Inc., American Variable Annuity Fund, Europacific Growth Fund, Fundamental Investors, Inc. and New Perspective Fund.

     ROGER W. SEVEDGE has been a director of the Company since February 1998. Mr. Sevedge is part owner of Artco Casket Company, Inc., ("Artco"), a York distributor, and has served as Artco's President since 1980. Mr. Sevedge is also a stockholder and an officer of Star Manufacturing Corporation, a company which purchases casket components manufactured by York and assembles the components into finished caskets.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board met or acted by written consent five times in 1998. The Board has an Executive Committee on which Messrs. Elder, Rakich and Wilcock currently serve, an Audit Committee on which Messrs. Nuss, Pendleton, Rakich and Sevedge currently serve, and a Human Resources Committee on which Messrs. Elder, Pendleton and Rakich currently serve. The Audit Committee, which met five (5) times in 1998, recommends to the Board the engagement of the Company's independent public accountants and reviews with such accountants the plans for and the results and scope of their auditing engagement. The Human Resources Committee, which met three (3) times in 1998, reviews the compensation of executive officers and other key employees and makes recommendations to the Board with respect thereto, including the granting of stock options. The Human Resources Committee also serves as the nominating committee for the Board of Directors. The Executive Committee was created in February 1998 to act on behalf of the full Board between Board meetings and to serve as a sounding board on general management issues or matters that affect the Company as a whole. The Executive Committee met six (6) times in 1998. All directors attended at least 75% of the meetings of the Board and the meetings of the committees on which they served in fiscal 1998, except for Mr. Pendleton who attended more than 60% of such meetings.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company received an annual retainer of $5,000 and fees of $1,000 per meeting of the Board or a committee thereof (other than any committee meeting held in conjunction with a meeting of the Board). In addition, each director is entitled to reimbursement for reasonable expenses incurred in attending Board or committee meetings or the discharge of any special projects assigned to a director by the Board. In April 1997, the Board approved The York Group, Inc. Non-Employee Director Cash and Equity Compensation Plan (the "Director Compensation Plan"). The Director Compensation Plan allows each non-employee director to receive the annual retainer and meeting fees in cash, shares of Company stock, or one-half in cash and one-half in shares of Company stock. The Director Compensation Plan also allows each non-employee director to receive the annual retainer and meeting fees currently, or to defer such fees until such director ceases to be a director or upon death or disability. In addition, directors who (i) are not, or have not been, employees of the Company, and (ii) do not receive remuneration, directly or indirectly, from the Company, will receive automatic grants of nonqualified stock options under the Company's 1996 Independent Director Stock Option Plan. These directors receive an option to purchase 5,000 shares upon their initial election to the Board and an option to purchase 2,500 shares upon each reelection to the Board, up to a maximum aggregate limit of options to purchase 15,000 shares under the Company's 1996 Independent Director Stock Option Plan.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not nominees for director and who are executive officers of the Company:

                  NAME                     AGE                         POSITION
----------------------------------------   ---   -----------------------------------------------------
George L. Foley, Jr.....................   58    Executive Vice President
Gerald D. Runnels.......................   58    Vice President National Accounts, International Sales
                                                   and Distributor Relations
Richard D. Babcock......................   55    Vice President Marketing, Advance Funeral Planning
                                                   and Communications
Gerard K. Nichols.......................   57    Vice President Manufacturing/Engineering Metal
                                                   Products
Alfred M. Turner III....................   49    Senior Vice President Marketing and Sales
Daniel G. Cassity.......................   49    Vice President Manufacturing/Engineering Wood
                                                   Products and Components
David F. Beck...........................   46    Vice President Finance, Chief Financial Officer and
                                                   Treasurer
Sandra A. Matson........................   46    Vice President Quality, Information Systems and
                                                   Distribution
Robert T. Monteleone....................   43    Vice President Human Resources
Cristen L. Cline........................   32    General Counsel and Secretary

     GEORGE L. FOLEY, JR. was elected Executive Vice President of the Company in January 1996. Mr. Foley served in other executive officer capacities with the Company from September 1990 until January 1996. Mr. Foley served as a director of the Company from September 1990 until April 1997.

     GERALD D. RUNNELS served as President and Chief Executive Officer of Houston Casket Company, d/b/a York Southwest Casket Company ("Houston Casket"), a York distributor, from December 1983 until

January 1997, when York acquired substantially all of the assets and assumed certain liabilities of Houston Casket. In February 1997, Mr. Runnels was elected Vice President National Accounts and International Sales and in March 1998 was appointed as Vice President Distributor Relations. Mr. Runnels served as a director of York from September 1990 until April 1997.

     RICHARD D. ("DICK") BABCOCK joined York in November 1998 as Vice President Marketing, Advance Funeral Planning and Communications. Previously, Mr. Babcock served as President of Independent Funeral Professionals, Inc., a company providing business and marketing support to funeral home owners from March 1997 until November 1998. In January 1999, the Company purchased substantially all of the assets and assumed certain liabilities of Independent Funeral Professionals, Inc. Prior to March 1997, Mr. Babcock served as Vice President, Marketing with Homesteaders Life Company for six years.

     GERARD K. NICHOLS joined the Company in June 1993 as Director of Engineering and was elected Vice President Manufacturing/Engineering Metal Products in February 1995. For more than five years prior to joining the Company, Mr. Nichols held various manufacturing and procurement positions with Service Corporation International.

     ALFRED M. TURNER III joined the Company in June 1997 as Senior Vice President Marketing and Sales. Mr. Turner previously served as Group Vice President of Sales Operations of Frigidaire Company from April 1994 to June 1997. Prior to that Mr. Turner served as Vice President of Marketing of Broyhill Furniture Industries from June 1992 until April 1994.

     DANIEL G. CASSITY joined the Company in June 1997 as Vice President Manufacturing/Engineering Wood Products and Components. Mr. Cassity previously served as Vice President of Operations of JAMI, Inc. from January 1997 to June 1997. Prior to joining JAMI, Inc., Mr. Cassity served in various manufacturing positions with Krueger International, Inc. for more than 10 years.

     DAVID F. BECK joined the Company in October 1990 as Vice President Finance and Chief Financial Officer and was elected Treasurer in January 1996. Prior to joining the Company, Mr. Beck served in various financial and accounting positions with the Company's predecessors for six years.

     SANDRA A. MATSON joined the Company in June 1997 as Vice President Quality, Information Systems and Distribution. Ms. Matson previously served as Director of Quality Systems of Bosch Braking Systems Americas (formerly AlliedSignal Braking Systems Americas) from April 1996 to June 1997. Prior to that time, Ms. Matson served in positions of increasing responsibility with AlliedSignal Braking Systems Americas for more than four years.

     ROBERT T. MONTELEONE joined the Company in July 1998 as Vice President Human Resources. Mr. Monteleone previously served as Director of Human Resources and Organizational Development for Sara Lee Bakery from January 1995 to January 1998. Prior to January 1995, Mr. Monteleone held various positions in the Human Resources Department at The Dial Corporation for nine years.

     CRISTEN L. CLINE joined the Company in July 1997 as General Counsel and Secretary. Prior to joining the Company, Ms. Cline served as Corporate Counsel to Keystone International, Inc. from March 1996 to July 1997. Prior to that time, Ms. Cline practiced law with Vinson & Elkins, L.L.P. law firm, Houston, Texas from October 1991 to March 1996.

HUMAN RESOURCES COMMITTEE REPORT(1)

     The Human Resources Committee of the Board (the "Committee") is
responsible for establishing and administering the compensation policies applicable to the Company's executive officers and other key employees.
------------
(1) Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Human Resources Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise.

     The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executives' and stockholders' interests through equity-based plans.

     Executive compensation at the Company consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others, and, taken together, to satisfy the Company's compensation objectives. The Committee's policies with respect to each of the three components are discussed below.

     BASE SALARY. In the early part of each fiscal year, the Committee reviews the base salary of the Chief Executive Officer ("CEO") and other executive officers of the Company and approves annual base salaries for each of the executive officers. The Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similarly sized companies. In addition, the Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance, and (ii) the particular executive officer's specific responsibilities and the performance of such executive officer in those areas of responsibility. In 1997, the Company retained the services of Hay Group to formulate and establish a consistent executive compensation arrangement, which arrangement the Company began implementing in 1998.

     ANNUAL INCENTIVE COMPENSATION. In 1998, the Company maintained a bonus program which provided direct financial incentives in the form of an annual cash bonus to executive officers to incent such officers to achieve and exceed the Company's annual goals which were based on a targeted amount of overall earnings. For 1998, the bonus amounts were also based on the Committee's review of each executive officer's specific responsibilities and the performance of such officers in those areas of responsibility.

     STOCK OPTIONS. The Company currently maintains four stock option plans, three of which are for employee participation, and only one of which, the 1996 Employee Stock Option Plan, is currently used for the issuance of employee stock options. The primary objective of the stock option program is to link the interests of the executive officers and other selected employees of the Company to those of the Company's stockholders through the grant of stock options. The aggregate number of options recommended by the Committee is based on practices of comparable companies and each individual's expected long-term contribution to the success of the Company.

     NAMED EXECUTIVE OFFICERS. Consistent with the Company's compensation program outlined above, compensation for each of the Named Executive Officers consists of a base salary, annual bonus and stock options. The base salaries for the Named Executive Officers for 1998 were believed to be at levels consistent with amounts paid to executives with comparable qualifications, experience and responsibilities of other similarly sized companies. Cash bonuses have been paid to all but one Named Executive Officer as a result of the Company achieving its minimum goals for earnings and the performance of such officers in assisting the Company to achieve those goals.

     CHIEF EXECUTIVE OFFICER. Consistent with the Company's compensation program outlined above, compensation for the CEO consists of a base salary, annual bonus and stock options. The base salary for the CEO for 1998 was believed to be at a level consistent with amounts paid to executives with comparable qualifications, experience and responsibilities of other similarly sized companies. A cash bonus was paid to the CEO as a result of the Company achieving its minimum goals for earnings and the guidance and performance of the CEO in assisting the Company to achieve those goals.

     Human Resources Committee: Kirk P. Pendleton, Robert T. Rakich and Bruce E. Elder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, no member of the Committee was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

     No executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Committee, (ii) a director of another entity, one of whose executive officers served on the Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION TABLES

     The following tables set forth compensation information for the chief executive officer and the four most highly compensated executive officers of the Company ("Named Executive Officers") during the Company's fiscal years 1998, 1997 and 1996 for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                          COMPENSATION(1)
                                                          ANNUAL          ----------------
                                                       COMPENSATION          SECURITIES            ALL
                                          FISCAL   ---------------------     UNDERLYING           OTHER
      NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS        OPTIONS        COMPENSATION(1)
                                          ------   ----------  ---------  ----------------   ----------------
                                                      ($)         ($)           (#)                ($)
Bill W. Wilcock.........................    1998      278,339    150,000        38,000              3,451
  President and Chief Executive             1997      268,600    150,000        55,000             71,381
  Officer                                   1996      216,000    150,000       250,000            118,579
Alfred M. Turner III....................    1998      162,157     40,000         6,500              2,383
  Senior Vice President Marketing           1997(2)     86,154    50,000        10,000             58,569
  and Sales
Gerald D. Runnels.......................    1998      150,000     --             4,500              3,016
  Vice President National                   1997(3)   141,346     28,000         6,000              1,308
  Accounts, International Sales
  and Distributor Relations
Gerard K. Nichols.......................    1998      138,331     24,000         3,000              5,202
  Vice President Manufacturing/             1997      135,200     18,928         5,900              2,616
  Engineering Metal Products                1996      130,000     20,000        10,000              2,616
Sandra A. Matson........................    1998      128,101     47,000         4,000             13,345
  Vice President Quality, Information       1997(2)     72,115    50,000         4,000             64,726
  Systems and Distribution

------------
(1) For 1998 includes (i) the Company's matching contribution pursuant to The York Group, Inc. 401(k) Plan and Trust of $2,438, $2,252, $2,678, $3,802 and
    $1,783 for Messrs. Wilcock, Turner, Runnels, Nichols and Ms. Matson, respectively, (ii) group term life insurance premiums paid by the Company for Messrs. Wilcock, Turner, Runnels, Nichols and Ms. Matson in the amount of $1,013, $131, $338, $1,400 and $131, respectively, and (iii) $11,431 in relocation related expenses reimbursed to Ms. Matson.

(2) Mr. Turner and Ms. Matson joined the Company in June 1997.

(3) Mr. Runnels joined the Company in January 1997.

                               1998 OPTION GRANTS

                                                                                                 POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                        PERCENTAGE                              ASSUMED RATES OF STOCK
                                           NUMBER OF     OF TOTAL                                       PRICE
                                           SECURITIES     OPTIONS                              APPRECIATION FOR OPTION
                                           UNDERLYING   GRANTED TO    EXERCISE                           TERM
                                            OPTIONS      EMPLOYEES      PRICE     EXPIRATION   ------------------------
                  NAME                      GRANTED       IN 1998     PER SHARE      DATE          5%          10%
----------------------------------------   ----------   -----------   ---------   ----------   ----------  ------------
Bill W. Wilcock.........................     38,000         49.8%      $17.125       8/3/08    $  409,253  $  1,037,128
Alfred M. Turner III....................      6,500          8.5       $16.250      2/16/08    $   66,427  $    168,339
Gerald D. Runnels.......................      4,500          5.9       $16.250      2/16/08    $   45,988  $    116,542
Gerard K. Nichols.......................      3,000          3.9       $16.250      2/16/08    $   30,659  $     77,695
Sandra A. Matson........................      4,000          5.2       $16.250      2/16/08    $   40,878  $    103,593

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                             SHARES                    OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(1)
                                            ACQUIRED       VALUE      ----------------------------    ----------------------------
                  NAME                     ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------   -----------    --------    -----------    -------------    -----------    -------------
                                               (#)          ($)           (#)             (#)             ($)             ($)
Bill W. Wilcock.........................      --             --         111,000         232,000          --               --
Alfred M. Turner III....................      --             --           2,000          14,500          --               --
Gerald D. Runnels.......................      --             --           1,200           9,300          --               --
Gerard K. Nichols.......................      20,000       206,875        5,180          13,720          --               --
Sandra A. Matson........................      --             --             800           7,200          --               --

------------
(1) No options are In-the-Money using a value based upon a closing price of $9.50 per share at December 31, 1998.

PERFORMANCE GRAPH

     The following performance graph provided by Media General Financial Services, Inc. compares the performance of the Common Stock since April 2, 1996, the first day of public trading of the Common Stock, to the Russell 2000 Index and a peer group index consisting of two companies: Hillenbrand Industries, Inc. and Matthews International Corporation. Most of the Company's peers are subsidiaries or divisions of larger public companies or privately held companies. As a result, the above two companies, which each have a substantial portion of their business in manufacturing for the death care industry, are the only two companies to which the Company may realistically compare itself.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                      04/02/96   6/28/96  9/30/96  12/31/96  3/31/97   6/30/97
                      -------    -------  -------  --------  -------   -------
YORK GROUP INC.        100.00     103.22    95.97   117.54    113.22    113.47
PEER GROUP INDEX       100.00     100.17    98.87    98.64    108.83    130.14
RUSSELL 2000 INDEX     100.00     105.00   105.36   110.84    105.11    122.15

                      9/30/97   12/31/97  3/31/98  6/30/98   9/30/98  12/31/98
                      -------    -------  -------  --------  -------   -------
YORK GROUP INC.        131.87     148.02   112.63   115.93     58.51     58.34
PEER GROUP INDEX       124.97     142.21   168.84   167.17    139.04    162.92
RUSSELL 2000 INDEX     140.30     135.60   149.24   142.28    113.62    131.80

EMPLOYMENT ARRANGEMENTS

     In connection with the acquisition in January 1997 of Houston Casket, Mr. Runnels executed (i) a non-competition agreement pursuant to which the Company pays to Mr. Runnels $50,000 annually for a period of five years from the date of the acquisition, and (ii) an employment agreement with a five-year term at a base salary of $150,000 per year. If his employment is terminated by the Company without cause prior to the expiration of the employment agreement, Mr. Runnels shall be entitled to salary continuation during the remaining term of the agreement.

                              CERTAIN TRANSACTIONS

     In January 1997, the Company acquired substantially all of the assets of Houston Casket, a corporation of which Gerald D. Runnels was a 50% stockholder, and North Texas Casket Company ("NTCC"), a wholly-owned subsidiary of Houston Casket. The aggregate purchase price paid to Houston Casket and NTCC was approximately $9.1 million, which was paid by a combination of cash, promissory notes, subordinated convertible promissory notes and the assumption of certain liabilities of Houston Casket and NTCC. In 1998, the Company paid $308,000 in interest to Houston Casket related to the promissory notes and the subordinated convertible promissory notes. In connection with the acquisition, Mr. Runnels executed a non-competition agreement pursuant to which the Company pays to Mr. Runnels $50,000 annually for a period of five years.

     Under a management agreement, Vandor Corporation, of which Bruce E. Elder is a director, provides manufacturing/warehouse space, utilities, direct and supervisory labor, consultation and marketing services to the Company. Pursuant to this agreement, the Company paid to Vandor Corporation $470,000 in 1998.

     In January 1997, the Company entered into a Distribution Agreement with Artco Casket Company, Inc. of which Roger W. Sevedge is part owner and President. Pursuant to this agreement, Artco agrees to purchase 80% of its requirements for finished caskets from the Company for a period of three (3) years.

     Kenneth L. Johnson, the former Vice President Manufacturing/Stamping, was President of Kenco when it was acquired by the Company in 1993. The Company paid Kenco approximately $1 million, and pursuant to a covenant not to compete executed at the time of the acquisition, the Company has paid to Mr. Johnson $138,000 annually since 1993 and will continue to pay such amount annually to Mr. Johnson through 2002.

     The Company sells finished caskets and casket components in the ordinary course of business to various companies and organizations with which some of the Company's directors, executive officers and stockholders are affiliated. The following table sets forth the gross sales for 1998 of York products to companies affiliated with directors, executive officers and greater than 5% stockholders.

NAME OF PURCHASER (NAME OF DIRECTOR,          YEAR ENDED
EXECUTIVE OFFICER OR 5% STOCKHOLDER)       DECEMBER 31, 1998
----------------------------------------   -----------------
Yorktowne Caskets, Inc. (George L.
Foley, Jr.)(1)..........................      $16,076,000
Vandor Corporation (Bruce E.
Elder)(2)...............................          182,000
Artco Casket Company, Inc. (Roger W.
Sevedge)(3).............................       13,985,000
Star Manufacturing Corporation (Roger W.
Sevedge)(4).............................        3,614,000

------------

(1) Mr. Foley is part owner of this entity.

(2) Mr. Elder serves as a director of this entity.

(3) Mr. Sevedge owns and is President of this entity.

(4) Mr. Sevedge is part owner and President of this entity.

     The Company also purchases goods and services from companies affiliated with directors and/or stockholders in the ordinary course of business at the seller's normal prices. The following table sets forth the purchases for 1998 by York from companies affiliated with directors, executive officers and greater than 5% stockholders.

NAME OF SELLER (NAME OF DIRECTOR,             YEAR ENDED
EXECUTIVE OFFICER OR 5% STOCKHOLDER)       DECEMBER 31, 1998
----------------------------------------   -----------------
Vandor Corporation (Bruce E.
  Elder)(1).............................      $ 1,266,000
Elderlite Express, L.P. (Bruce E.
  Elder)(2).............................          904,000
Star Manufacturing Corporation (Roger W.
  Sevedge)(3)...........................          427,000
Artco Casket Company, Inc. (Roger W.
  Sevedge)(4)...........................        1,362,000
Yorktowne Caskets, Inc. (George L.
  Foley, Jr.)(5)........................          320,000

------------

(1) Mr. Elder serves as director of this entity.

(2) Two of Mr. Elder's sons hold a majority interest in Elderlite Express, Inc., the General Partner and majority owner (77.1%) of this entity. The Company has entered into, effective July 31, 1997, an agreement with Elderlite Express, L.P. pursuant to which the Company must transport with Elderlite Express, L.P. an annual minimum amount of freight.

(3) Mr. Sevedge is part owner and President of this entity.

(4) Mr. Sevedge owns and is President of this entity.

(5) Mr. Foley is part owner of this entity.

     The Company believes that the terms of the transactions described above were at least as favorable to the Company as could have been obtained with unaffiliated third parties, and the Company intends to maintain this policy on similar transactions in the future.

                                    AUDITORS

     Arthur Andersen LLP, a certified public accounting firm, has served as the independent auditor of the Company for nine (9) years. Formal action is not proposed to be taken at the Annual Meeting with respect to the continued engagement of Arthur Andersen LLP inasmuch as no such action is legally required. A representative of Arthur Andersen LLP plans to attend the Annual Meeting and will be available to answer appropriate questions. The representative also will have an opportunity to make a statement at the meeting if he so desires, although it is not expected that any statement will be made.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that Gerald D. Runnels, Vice President National Accounts, International Sales and Distributor Relations filed late one Form 4 reporting one transaction and Roger Sevedge filed a Form 3 late reporting no transactions.

                                 OTHER MATTERS

     The Board knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company no later than December 1, 1999 to be included in the proxy statement relating to that meeting. Any stockholder desiring to bring business before such annual meeting of stockholders of the Company to be held in 2000 in a form other than a stockholder proposal must provide written notice that is received by the Company no later than February 14, 2000. Any notices required by this section should be addressed to The York Group, Inc., Attn:
Corporate Secretary, 8554 Katy Freeway, Suite 200, Houston, Texas 77024.

                                          By Order of the Board of Directors
                                          Cristen L. Cline, SECRETARY

March 30, 1999

     THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                              FRONT SIDE OF PROXY

PROXY                          THE YORK GROUP, INC.                    PROXY
                          8554 KATY FREEWAY, SUITE 200
                              HOUSTON, TEXAS 77024

                   ANNUAL MEETING OF STOCKHOLDERS MAY 7, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Bill W. Wilcox and David F. Beck, or either of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Common Stock of The York Group, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 7, 1999, at 1:00 p.m. local time, at the York International Merchandising Center, 1717 St. Charles Avenue, New Orleans, Louisiana 70130 and at any adjournment(s) thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ON THE REVERSE SIDE.

    This proxy, when properly executed will be voted in the manner directed herein by the undesigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. All prior proxies are hereby revoked.

        (Please vote, sign and date on reverse side and return promptly)
--------------------------------------------------------------------------------
                           [BACK SIDE OF PROXY CARD]

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of the following nominees as directors:

    Eldon P. Nuss                Bruce E. Elder            Robert T. Rakich
    Kirk P. Pendleton            Roger W. Sevedge          Bill W. Wilcock

    [ ] FOR                     [ ] WITHHELD               [ ] FOR ALL EXCEPT

                                                          ____________________
                                                          Nominee Exception

2. In their discretion, on such other business as may properly be presented at the meeting.

                                        (Please sign exactly as your name
                                         appears hereon. When signing as
                                         attorney, executor, administrator,
                                         trustee, guardian, etc., give full
                                         title as such. For joint accounts,
                                         each joint owner should sign.)

                                         PLEASE COMPLETE, SIGN, DATE AND RETURN
                                         PROMPTLY THE PROXY CARD USING THE
                                         ENCLOSED ENVELOPE

                                         ___________________________________

                                         ___________________________________
                                                      Signature(s)

                                          Dated: ________________________, 1999

       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE